Exhibit 10.19




                          SECURITIES PURCHASE AGREEMENT

                                     between


                              TRAILER BRIDGE, INC.,


                                       and


                      TRANSPORTATION RECEIVABLES 1992, LLC








                            Dated as of May __, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SECTION 1         SALE AND PURCHASE OF SECURITIES..............................1


SECTION 2         CLOSING......................................................1


SECTION 3         DEFINITIONS..................................................1


SECTION 4         REPRESENTATIONS AND WARRANTIES OF THE COMPANY................4

       4.1.       Corporate Existence, Power and Authority.....................5
       4.2.       Capital Stock................................................5
       4.3.       No Defaults or Conflicts.....................................6
       4.4.       Litigation...................................................6
       4.5.       Outstanding Securities.......................................6
       4.6.       Tax Matters..................................................7
       4.7.       Investment Company...........................................7
       4.8.       SEC Documents................................................7
       4.9.       Directors and Officers.......................................8
       4.10.      No Misleading or Untrue Communication........................8

SECTION 5         REPRESENTATIONS AND WARRANTIES OF Purchasers.................8

       5.1.       Investment Intent............................................8
       5.2.       Disclosure Materials; Other Information......................8

SECTION 6         AFFIRMATIVE COVENANTS........................................8

       6.1.       Maintenance of Existence, Properties and Franchises;
                    Compliance with Law; Taxes; Insurance......................8
       6.2.       Reservation of Common Stock..................................9
       6.3.       Fees and Expenses............................................9
       6.4.       Listing of Common Stock......................................9
       6.5.       Further Assurances...........................................9

SECTION 7         CONDITIONS TO Purchaser'S OBLIGATIONS.......................10

       7.1.       Certificate of Designations.................................10
       7.2.       Repayment of Interest on the Estate Note....................10
       7.3.       Board of Directors..........................................10
       7.4.       Conversion Shares...........................................10
       7.5.       Accuracy of Representations and Warranties..................10
       7.6.       Compliance with Agreements..................................10
       7.7.       Officers' Certificates......................................11


                                      -i-
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       7.8.       Proceedings.................................................11
       7.9.       Legality; Governmental and Other Authorization..............11
       7.10.      No Material Adverse Change..................................11
       7.11.      Opinions of Counsel.........................................11
       7.12.      Fairness Opinion............................................11
       7.13.      Registration Rights.........................................11
       7.14.      Other Documents and Opinions................................12

SECTION 8         INDEMNIFICATION; PAYMENT OF TAXES...........................12


SECTION 9         AMENDMENTS AND WAIVERS......................................13


SECTION 10        EXCHANGE OF SERIES A PREFERRED STOCK, NOTE OR CONVERSION
                  SHARES; CANCELLATION OF SURRENDERED SHARES; REPLACEMENT.....13


SECTION 11        NOTICES.....................................................14


SECTION 12        MISCELLANEOUS...............................................14


SCHEDULE 1 - ADDRESS FOR PAYMENTS BY WIRE TRANSFER

EXHIBIT A - LOAN AND SECURITY AGREEMENT AND NOTE

EXHIBIT B - CERTIFICATE OF DESIGNATIONS

                          SECURITIES PURCHASE AGREEMENT

                  This SECURITIES PURCHASE AGREEMENT, dated as of May ___, 2002 (this "Agreement"), is by and between Trailer Bridge, Inc., a Delaware corporation (the "Company") and Transportation Receivables 1992, LLC, a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:


                  WHEREAS, the Company desires to issue and sell to Purchaser, and Purchaser agrees to purchase (i) 19,550 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, each share of which shall by its terms initially be convertible into 100 shares of Common Stock, par value $0.01 per share, of the Company, and (ii) a $5,000,000 note (the "Note;" the 19,550 shares of Series A Preferred Stock and the Note together, the "Securities"), all upon the terms and provisions hereinafter set forth;

                  WHEREAS, the Estate of M. P. McLean has loaned $3,000,000 to the Company pursuant to the Term Note dated as of November 30, 2001 (the "Estate Note");

                  WHEREAS, in contemplation of the transactions set forth in this Agreement, Purchaser has loaned $4,000,000 to the Company pursuant to the Demand Promissory Note dated as of April 2, 2002 (the "Demand Note");


                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                         SALE AND PURCHASE OF SECURITIES

                  The Company agrees to sell to Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, Purchaser agrees to purchase from the Company at the Closing, Securities consisting in the aggregate of (i) 19,550 shares of Series A Preferred Stock and (ii) the Note. The shares of Series A Preferred Stock being acquired under this Agreement contain rights and privileges as more fully set forth in the Certificate of Designations of the Company, in substantially the form attached hereto as Exhibit B (the "Certificate of Designations"). The Note being acquired under this Agreement contains rights and privileges as more fully set forth in the Loan and Security Agreement, in substantially the form attached hereto as Exhibit A (the "Loan Agreement").

                  The aggregate purchase price to be paid to the Company by Purchaser for the 19,550 shares of Series A Preferred Stock at the Closing shall be $2,000,000 and the purchase price to be paid to the Company by Purchaser for the Note at the Closing shall be $5,000,000, all to be paid in accordance with
Section 2(b).

                                     CLOSING

Subject to the terms and conditions hereof, the closing of the purchase and sale of the Securities to be purchased by Purchaser (the "Closing") will take place at the offices of the Company at

10:00 A.M., New York City time, on May ___, 2002, or such other time and date as shall be mutually agreed to by the Company and Purchaser (such time and date is herein referred to as the "Closing Date").

                  Subject to the terms and conditions hereof, at the Closing (i) the Company will deliver to Purchaser (A) a certificate registered in Purchaser's name evidencing the number of shares of Series A Preferred Stock sold to Purchaser, (B) the Note, and (C) cash in the amount of interest accrued on the Demand Note and interest accrued on the Estate Note, and (ii) substantially simultaneously with Purchaser's receipt thereof, Purchaser shall deliver to the Company (A) the Estate Note and (B) the Demand Note.

                                   DEFINITIONS

                  For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "Common Stock" means the Company's Common Stock, par value $.01 per share, and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company.

                  "Conversion Shares" means the shares of the Company's Common Stock obtained or obtainable upon conversion of shares of Series A Preferred Stock and also shall include any capital stock or other securities into which such shares of Common Stock are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any such shares of Common Stock. In the event that any Conversion Shares are sold either in a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction, the transferees of such Conversion Shares shall not be entitled to any benefits under this Agreement with respect to such Conversion Shares and such Conversion Shares shall no longer be considered to be "Conversion Shares" for purposes of any consent or waiver provision of this Agreement.

                  "GAAP" means the generally accepted accounting principles in the United States.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding, any (i) trade account payables arising in the ordinary course of business and (ii) other accrued current liabilities incurred in the ordinary course of business, including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction; (b) all obligations of such Person evidenced by bonds, debentures or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (d) all obligations of such Person under any capitalized leases; (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (f) all guarantees of Indebtedness referred to in this definition by such Person; and (g) all obligations under or in respect of currency agreements and interest rate protection obligations of such Person.

                  "Indemnified Parties" has the meaning set forth in Section 8(a) hereof.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, preference, priority, restriction, or security interest of any kind or nature whatsoever, any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

                   "Person" or "person" means an individual, corporation, partnership, limited liability company, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

                  "Purchaser" means Transportation Receivables 1992, LLC or any Person to which Transportation Receivables 1992, LLC may have transferred record and/or beneficial ownership of shares of Series A Preferred Stock, the Note or Conversion Shares.

                  "Rule 144 Transaction" means a transfer of Conversion Shares,
(A) complying with Rule 144 under the Securities Act as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers' transactions" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Conversion Shares are registered pursuant to Section 12 of the Securities Exchange Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

                  "Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $0.01 per share, which will have the rights, powers and privileges on the Closing Date as more fully set forth in the Certificate of Designations.

                  "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                        the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

                        all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP consistently applied (except as otherwise provided herein);

                        all computations provided for herein, if any, shall be made in accordance with GAAP consistently applied (except as otherwise provided herein);

                        any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

                        the exhibits and schedules to this Agreement shall be deemed a part of this Agreement; and each of the representations and warranties of the Company contained in Section 4 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation or warranty of the Company in Section 4 or otherwise.

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

                  The Company represents and warrants to Purchaser as follows, as of the date hereof and as of the Closing Date:

                    Corporate Existence, Power and Authority.
                    ----------------------------------------

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects.

                  No proceeding has been commenced looking toward the dissolu-tion or merger of the Company or the amendment of its certificate of incorpora-tion (other than the Certificate of Designations). The Company is not in violation in any respect of its certificate of incorporation or bylaws.

                 The Company has all requisite power, authority, and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted. The Company has all requisite power and authority, and legal right to execute, deliver, consummate the trans-actions contemplated by and perform its obligations under, this Agreement, including, without limitation, the issuance by the Company of the Series A Preferred Stock, the Note and the Conversion Shares as contemplated herein and in the Certificate of Designations and Loan Agreement. The execution, delivery and performance of this Agreement by the Company (including, without limitation, the issuance by the Company of the Series A Preferred Stock, the Note and the Conversion Shares as contemplated herein and in the Certificate of Designations and the Loan Agreement) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally or under general principles of equity.

                                 Capital Stock.
                                 -------------

                  As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

                  As of the date hereof, the only outstanding shares of capital stock of the Company consist of 9,770,500 shares of Common Stock. The Company has granted options on an aggregate of 1,100,687 shares of Common Stock at exercise prices ranging from $2.25 per share to $10.00 per share. There are no other outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

                  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and non-assessable and are listed for trading on the automated quotation system of the National Association of Securities Dealers. The Conversion Shares will be, when issued in accordance with the terms of the Certificate of Designations, duly authorized, validly reserved for issuance, and fully paid and non-assessable. None of the shares of the Company's capital stock which will be outstanding at the Closing (i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock, except for any rights or obligations in the Stockholders' Agreement or Registration Rights Agreement which may be deemed to be preemptive in nature.

The Certificate of Designations has been duly adopted by the Company and is fully effective as an amendment of the Company's certificate of incorporation. The Series A Preferred Stock will have all of the rights, priorities and terms set forth in the Certificate of Designations.

                            No Defaults or Conflicts.
                            ------------------------

                  Except as referred to in the Company's annual report for the year ended December 31, 2001 filed on Form 10-K with the Securities and Exchange Commission, the Company is not in violation of, or default in any material respect (and is not in default in any respect regarding any Indebtedness) under, any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in default in any material respect under any material order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator(s).

                  The execution, delivery and performance by the Company of this Agreement and any of the transactions contemplated hereby do not and will not
(i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the certificate of incorporation or bylaws of the Company, (B) any law, rule, regulation or order of any federal, state, county, municipal or other governmental authority, (C) any judgment, writ, injunction, decree, award or other action of any court or governmental authority or arbitrator(s), or (D) any agreement, indenture or other instrument applicable to the Company or any of its respective properties, (ii) result in the creation of any Lien upon any of the Company's properties, assets or revenues, except as provided in the Note and Loan Agreement, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registra-tion, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation, any shareholder approval) (other than any necessary approvals which have been obtained prior to the Closing
Date), or (iv) cause antidilution clauses of any outstanding securities to become operative or give rise to any preemptive rights. No provision of any item referred to in Sections (A) and (C) of the preceding clause (i) materially adversely affects the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under this Agreement, the Certificate of Designations, the Note and Loan Agreement, or any of the transactions contemplated hereby or thereby.

                                   Litigation.
                                   ----------

                  There is no action, suit, proceeding, investigation or claim pending or, to the Company's best knowledge, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which (i) questions the validity of this Agreement, the Certificate of Designations, the Series A Preferred Stock, the Loan Agreement, the Note or the Conversion Shares or any action taken or to be taken pursuant hereto or thereto, (ii) might adversely affect the rights, title or interest of the Series A Preferred Stock, the Note or the Conversion Shares held by Purchaser or (iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. There is no action, proceeding, suit or investigation by the Company currently pending or which the Company intends to initiate.

                             Outstanding Securities.
                             ----------------------

                  All securities of the Company have been, and as of the Closing Date will be, offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

                                   Tax Matters
                                   -----------

                  The Company has duly filed all tax reports and returns required to be filed by it or has requested and obtained appropriate extensions, including all federal, state, local and foreign tax returns and reports. The Company has paid in full all taxes required to be paid by it before such payment became delinquent or has otherwise paid any required interest and penalties relating thereto or has made adequate provision, in conformity with GAAP consistently applied, for the payment of such taxes as well as taxes which may subsequently become due. There are no pending audits of the tax returns of the Company, and there are no claims which have been or may be asserted relating to any of the tax returns filed by the Company for any year which if determined adversely would result in the assertion by any governmental agency of any material deficiency.
                               Investment Company
                               ------------------

                  Immediately following the Closing, after giving effect to the transactions contemplated hereby, neither the Company nor any person, firm or entity controlling, controlled by, or under common control with the Company will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
                                  SEC Documents
                                  -------------

                  The Company has made available to Purchaser true and complete copies of the latest Form 10-K, any Forms 10-Q and 8-K filed thereafter, all registration statements effective on of the date hereof and on the Closing Date, and the Proxy Statement for its latest fiscal year (collectively, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

                             Directors and Officers.
                             ----------------------

                  To the Company's best knowledge, none of the officers or directors or significant employees or consultants of the Company, has, individually or collectively, other than affiliates of the Company or Purchaser a material interest in any entity which is a competitor, customer or supplier of the Company, or has any existing contractual relationship as a customer or supplier with the Company other than affiliates of the Company or Purchaser.

                     No Misleading or Untrue Communication.
                     -------------------------------------

                  The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Securities in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                               REPRESENTATIONS AND
                            WARRANTIES OF PURCHASERS

                  Purchaser represents and warrants to the Company as follows:

                               Investment Intent.
                               -----------------

                  Purchaser is capable of evaluating the risk of its investment in the Securities and in the Conversion Shares, and is able to bear the economic risk of such investment. Purchaser is purchasing the Securities for its own account for investment and not with a present view to any distribution thereof in violation of applicable securities laws. If Purchaser should in the future decide to dispose of any of its shares of Series A Preferred Stock, the Note or Conversion Shares, it is understood that it may do so only in compliance with the Securities Act, applicable state and federal securities laws, and this Agreement.

                     Disclosure Materials; Other Information
                     ---------------------------------------

                  Purchaser has received all information regarding the Company that Purchaser has requested. Purchaser has either attended or been given reasonable access to a senior officer of the Company for the purpose of asking questions of, and receiving answers from, such officer concerning the business of the Company and the terms and conditions of the offering of the Series A Preferred Stock and the Note.
                              AFFIRMATIVE COVENANTS

                  The Company covenants and agrees as follows:

      Maintenance of Existence, Properties and Franchises; Compliance with
      --------------------------------------------------------------------
                             Law; Taxes; Insurance.
                             ---------------------

                  The Company will:

                  maintain its corporate existence, rights and other franchises in full force and effect;

                  maintain its tangible assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of its businesses;

                  comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, provided, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to so comply will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

                  pay when due all Taxes imposed upon its properties, assets or income and all claims or Indebtedness which might become a Lien upon such properties or assets; provided, that payment of any such Tax shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                          Reservation of Common Stock.
                          ---------------------------

                  There has been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the conversion rights provided in the Certificate of Designations.

                               Fees and Expenses.
                               -----------------

                  At he Closing, the Company shall pay the legal, due diligence, and administrative fees, expenses and disbursements of Purchaser in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby.

                            Listing of Common Stock.
                            -----------------------

                  The Company will use its best efforts to maintain the listing of the Common Stock on the Nasdaq Small-Cap Market, the NASDAQ National Market, the American Stock Exchange, or the New York Stock Exchange, and shall as soon as reasonably practicable following the Closing apply to list the Conversion Shares on such market. The Company will comply in all respects with the Company's reporting, filing, and other obligations under the bylaws or rules of the such market. The Company further agrees, if the Company applies to have the Common Stock traded on any other principal market, it will include in such application the Conversion Shares, and will take such other action as is necessary or desirable in the opinion of the Purchaser to cause the Conversion Shares to be listed on such other market as promptly as possible.

                               Further Assurances.
                               ------------------

                  From time to time, upon Purchaser's or any transferee's (a) reasonable request, the Company shall promptly and duly execute and deliver any and all such further instruments and documents as such Purchaser or such transferee as the case may be, may reasonably deem necessary or desirable to obtain the full benefits of the obligations of the Company under this Agreement and the other rights and powers herein granted, and
(b) reasonable instructions, the Company shall execute and cause to be filed any document or filing presented to the Company in proper form for signing or filing, in each case as such Purchaser or such transferee may reasonably deem necessary or desirable in light of and in connection with the Company's obligations under this Agreement to further effectuate the intent hereunder, and the Company shall pay or cause to be paid any filing or other fees in connection therewith.

                            CONDITIONS TO PURCHASER'S
                                   OBLIGATIONS

                  Purchaser's obligation to purchase Securities hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by Purchaser in writing); provided that Section 7.1 is a condition to the obligations to consummate the transaction provided for herein of each of Purchasers and the Company:

                          Certificate of Designations.
                          ---------------------------

                  The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware, in the form of Exhibit B hereto.

                    Repayment of Interest on the Estate Note.
                    ----------------------------------------

                  The Company shall, simultaneously with the payment by the Purchaser for the Securities, repay the accrued interest owed by the Company to the Estate of M. P. McLean pursuant to the Estate Note and the Collateral listed on Schedule C to the Loan and Security Agreement between the Estate of M. P. McLean as Lender and Trailer Bridge, Inc. as Borrower, dated as of November 30, 2001, shall be free and clear of any and all Liens or claims of others.

                               Board of Directors.
                               ------------------

                  F. Duffield Meyercord, Greggory B. Mendenhall, and Malcom P. McLean, Jr. shall have been elected as members of the board of directors of the Company.

                               Conversion Shares.
                               -----------------

                  The Conversion Shares shall have been listed for trading on NASDAQ.

                   Accuracy of Representations and Warranties.
                   ------------------------------------------

                  The representations and warranties of the Company contained in this Agreement or in any certificate or document delivered pursuant hereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

                           Compliance with Agreements.
                           --------------------------

                  The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

                             Officers' Certificates.
                             ----------------------

                  Purchaser shall have received a certificate dated the Closing Date and signed by the President or by the Chief Executive Officer of the Company, to the effect that the conditions of Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8, 7.9 (second sentence only), and 7.10 hereof have been satisfied.

                                  Proceedings.
                                  -----------

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be in form and substance reasonably satisfactory to Purchaser and its counsel, and Purchaser shall have received all such originals or certified or other copies of such documents as Purchaser or its counsel may reasonably request.

                 Legality; Governmental and Other Authorization.
                 ----------------------------------------------

                  The purchase of and payment for the Securities shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to Purchaser and shall not subject Purchaser to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other Person, with respect to the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to Purchaser, upon its reasonable request setting forth what is required, factual certificates or other evidence, in form and substance reasonably satisfactory to Purchaser and its counsel, to enable Purchaser to establish compliance with this condition.

                           No Material Adverse Change.
                           --------------------------

                  There shall have been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis since December 31, 2001, except fo the continuing operating losses of the Company as disclosed to the Purchaser.

                              Opinions of Counsel.
                              -------------------

                  Purchaser shall have received opinions, dated the Closing Date and addressed to Purchaser, of Foley & Lardner and Richards, Layton & Finger, P.A., which opinions shall be in a form and substance acceptable to the Purchaser.

                                Fairness Opinion.
                                ----------------

                  Purchaser shall have received an opinion of Houlihan Lokey Howard & Zukin, in a form and substance acceptable to Purchaser, that the transactions contemplated by this Agreement are fair to Purchaser from a financial point of view.

                              Registration Rights.
                              -------------------

                  Purchaser and the Company shall have entered into a registration rights agreement, in a form and substance acceptable to Purchaser.

                          Other Documents and Opinions.
                          ----------------------------

                  Purchaser shall have received such other documents and opinions, in form and substance reasonably satisfactory to Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby as Purchaser may reasonably request.

                        INDEMNIFICATION; PAYMENT OF TAXES

                  The Company shall pay to Purchaser or its officers, directors, employees, agents, stockholders, members, partners, successors, or assigns (the "Indemnified Parties") an amount sufficient to indemnify such persons against all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Indemnified Parties pursuant to any third-party investigation or proceeding against any or all of the Company or the Indemnified Parties, arising out of or in connection with this Agreement and Purchaser's purchase of the Securities (or any transaction contemplated hereby or any other document or instrument executed herewith or pursuant hereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of the Indemnified Parties or is commenced or filed against the Indemnified Parties because of this Agreement, Purchaser's purchase of the Securities or any of the transactions contemplated hereby (or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally determined that there was (i) gross negligence or willful misconduct on the part of the Indemnified Parties or (ii) a material breach by Purchaser of any of its representations or warranties contained herein, in any case, which was not made by Purchaser in reliance upon any of the Company's representations, warranties, covenants or agreements in this Agreement or in any other documents or instruments contemplated hereby or executed herewith or pursuant hereto. The Company shall assume the defense, and shall appoint counsel of its choice reasonably satisfactory to Purchaser to represent the Indemnified Parties, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that any such Indemnified Party shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense, (ii) the Company shall not have provided its counsel to take charge of such defense or (iii) there may be defenses available to such Indemnified Party which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i), (ii) or (iii) such reasonable counsel fees and expenses (but only for one counsel for the Indemnified Parties) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such Indemnified Party (neither of which shall unreasonably withhold its consent).

                  The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar Taxes, levied under the laws of the United States of America, any state or local Taxing Authority thereof or therein or any other applicable jurisdiction in connection with the issuance and sale of the Securities, the conversion of Series A Preferred Stock into Conversion Shares and the execution and delivery of this Agreement and any other documents or instruments contemplated hereby and any modification of the Certificate of Designations or this Agreement or any such other documents or instruments and will hold Purchaser harmless without limitation as to time against any and all liabilities with respect to all such Taxes.

                  The obligations of the Company under this Section 8 shall survive the Closing hereunder and any termination of this Agreement.

                             AMENDMENTS AND WAIVERS

                  The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of the Company and the Purchaser.

                         EXCHANGE OF SERIES A PREFERRED
                        STOCK, NOTE OR CONVERSION SHARES;
                       CANCELLATION OF SURRENDERED SHARES;
                                   REPLACEMENT

                  Subject to Section 6 hereof, at any time at the request of any holder of shares of Series A Preferred Stock, the Note or Conversion Shares to the Company at its address provided under Section 11 hereof, the Company at its expense (other than transfer taxes payable upon the transfer by Purchaser of shares of Series A Preferred Stock, the Note or Conversion Shares) will issue and deliver to or upon the order of the holder in exchange therefor a new certificate or certificates in such amount or amounts as such holder may request in the aggregate representing the number of shares of Series A Preferred Stock, the Note or Conversion Shares represented by such surrendered certificates, and registered in the name of such holder or as such holder may direct.

                  Any Series A Preferred Stock certificate which is converted into or exercised for Conversion Shares in whole or in part shall be canceled by the Company, and no new certificates shall be issued in lieu of any shares of Series A Preferred Stock which have been converted into or exercised for Conversion Shares. The Company shall issue a new certificate with respect to any shares of Series A Preferred Stock which were not converted into or exercised for Conversion Shares, and were represented by a certificate which was converted in part.

                  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any share certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of Purchaser), or in the case of any such mutilation, upon surrender of such share certificate (which surrendered share certificate shall be canceled by the Company), the Company will issue a new share certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated share certificate, as if the lost, stolen, destroyed or mutilated share certificate were then surrendered for exchange.

                  The certificates issued evidencing shares of Series A Preferred Stock or Common Stock shall bear the following legend:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may be offered or sold only if registered under the Securities Act of 1933 or if an exemption from registration is available."

Such legend shall be removed at the request of the Purchaser accompanied by an opinion of counsel to the effect that such shares may be sold pursuant to an effective registration statement or pursuant to paragraph (k) of Rule 144 under the Securities Act.

                                     NOTICES

                  All notices, requests, demands, consents and other communica-tions hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Trailer Bridge, Inc., 10405 New Berlin Road East, Jacksonville, Florida 32226,
Telephone: (800) 554-1589, Facsimile: (904) 751-7444, Attention: Chief Executive Officer, with a copy to William G. Gotimer, Jr., Esq., 660 Madison Avenue, 10th floor, New York, NY 10021-8405, Telephone: (212) 935-9518,
Facsimile: (212) 486-9518, or (ii) if to Purchaser, to Transportation Receivables 1992, LLC, c/o Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038-4892, Telephone: (212) 504-6222, Facsimile: (212) 504-6666,
Attention: Malcolm P. Wattman, Esq., or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.

                                  MISCELLANEOUS

                  This Agreement and, upon Closing hereunder, the Certificate of Designations, together with any further agreements entered into by Purchaser and the Company at the Closing hereunder, contain the entire agreement between Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.


                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, that (a) the Company may not assign any of its rights, duties or obligations under this Agreement, except with Purchaser's written consent, and (b) Purchaser may assign any of its rights, duties or obligations under this Agreement to a transferee, provided further that such transferee is reasonably acceptable to the Company and that such transferee agrees in writing to assume the obligations of Purchaser under this Agreement.

                  In addition to any assignment by operation of law, Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any transferee of any or all of its Series A Preferred Stock, Note or Conversion Shares, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights such Purchaser would otherwise have under this Agreement or with respect to any remaining Series A Preferred Stock, Note or Conversion Shares held by such Purchaser.

                  No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                  The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

                  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  THE COMPANY AND PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE SHARES OF SERIES A PREFERRED STOCK, THE NOTE OR THE CONVERSION SHARES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS
OF) THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE SHARES OF SERIES A PREFERRED STOCK, THE NOTE, OR THE CONVERSION SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                  All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by the prevailing party in any judicial action or proceeding seeking to enforce the terms of this Agreement shall be paid by the non-prevailing party in such action.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                       TRAILER BRIDGE, INC.



                                       By:  /s/ Mark A. Tanner
                                          --------------------------------------
                                       Name:  Mark A. Tanner
                                       Title: VP & CFO







Accepted and agreed to as of the
date first above written by the undersigned Purchaser:


                                       TRANSPORTATION RECEIVABLES 1992, LLC

                                       By The Estate of M. P. McLean, Member

                                       By:  /s/ John D. McCown
                                          --------------------------------------
                                       Name: John D. McCown
                                       Title:  Co-Executor

                                       By:  /s/ F. Duffield Meyercord
                                          --------------------------------------
                                       Name: F. Duffield Meyercord
                                       Title:  Co-Executor

                                   SCHEDULE 1
                                   ----------


Address for Payments by Wire Transfer:

Name:            Estate of M.P. McLean

Bank Info:       M & T Bank
                 350 Park Avenue
                 New York, NY  10022

Account Number:  8889901974

ABA:             022000046



Name:            Transportation Receivables 1992, LLC

Bank Info:


Account Number:

ABA:

                                    EXHIBIT A

                      LOAN AND SECURITY AGREEMENT and NOTE

                                    EXHIBIT B


                           CERTIFICATE OF DESIGNATIONS